UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2008
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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

     On June 18, 2008, Hexion Specialty Chemicals, Inc. (the “Company”) delivered a notice (the “Notice”) to Huntsman Corporation (“Huntsman”) pursuant to Sections 5.12(b) and 5.13(d) of the Agreement and Plan of Merger, dated July 12, 2007, by and among the Company, Nimbus Merger Sub Inc. (“Merger Sub”) and Huntsman (the “Merger Agreement”). A copy of the Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

     Also on June 18, 2008, the Company, Merger Sub and certain other parties commenced an action in the Court of Chancery of the State of Delaware (the “Delaware Action”) with respect to the Merger Agreement. A copy of the public version of the complaint in the Delaware Action is attached hereto as Exhibit 99.2 and incorporated herein by reference in its entirety.

     The opinion of Duff & Phelps, LLC delivered to the Board of Directors of the Company, dated June 18, 2008, is attached hereto as Exhibit 99.3 and incorporated herein by reference in its entirety.

     On the same day, the Company issued a press release related to the commencement of the Delaware Action. A copy of the press release is attached hereto as Exhibit 99.4 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Notice delivered to Huntsman Corporation, dated June 18, 2008.

	99.2	Public version of Complaint filed in the Court of Chancery of the
State of Delaware, captioned Hexion Specialty
Chemicals, Inc. et. al. v. Huntsman Corp., filed June 18, 2008.

	99.3	Opinion of Duff & Phelps, LLC, dated June 18, 2008.

	99.4	Press Release issued June 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.
Date: June 18, 2008
By: /s/ Mary Ann Jorgenson
Name: Mary Ann Jorgenson
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice delivered to Huntsman Corporation, dated June 18, 2008.

99.2	Public version of Complaint filed in the Court of Chancery of the
State of Delaware, captioned Hexion Specialty
Chemicals, Inc. et. al. v. Huntsman Corp., filed June 18, 2008.

99.3	Opinion of Duff & Phelps, LLC, dated June 18, 2008.

99.4	Press Release issued June 18, 2008.